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                                                                   EXHIBIT 99.2

                            CONSENT OF FRANK DOYLE

        The undersigned hereby consents to being named as a person who will become a director of TyCom Ltd., a Bermuda company limited by shares ("TyCom"), and to all references to him and to his professional history in the Registration Statement on Form S-1 (File No. 333-32134) to be filed by TyCom with the Securities and Exchange Commission in connection with an initial public offering by TyCom ("Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

Date: July 6, 2000


                                                        /s/ Frank Doyle
                                                        -----------------------
                                                        Name: Frank Doyle